As filed with the Securities and Exchange Commission on May 8, 2020

Registration No. 333-159891

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MercadoLibre, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	98-0212790 (I.R.S. Employer Identification No.)

Arias 3751, 7th Floor

Buenos Aires, Argentina, C1430CRG

Telephone: (+5411) 4640-8000
(Address of Principal Executive Offices, including Zip Code)

Amended and Restated 2009 Equity Compensation Plan
(Full title of the plan)

Jacobo Cohen Imach
Arias 3751, 7th Floor

Buenos Aires, Argentina, C1430CRG
(Name and address of agent for service)

(+5411) 4640-8000

(Telephone number, including area code, of agent for service)

Copy to:

Arthur H. Kohn

Nicolas Grabar
Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, New York 10006

(212) 225-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (File No. 333-159891) (the “Registration Statement”) of MercadoLibre, Inc. (the “Company”) which was filed with the U.S. Securities and Exchange Commission on June 11, 2009. The Registration Statement registered 294,529 common shares of the Company’s stock (the “Shares”), to be offered pursuant to its 2009 Equity Compensation Plan.

The purpose of this Post-Effective Amendment No. 1 is to amend the Registration Statement to include the terms of the MercadoLibre, Inc. Amended and Restated 2009 Equity Compensation Plan under which any future offerings of Shares shall be made. This Post-Effective Amendment No. 1 also includes revised Exhibits 23.1 and 24.1. No additional securities are being registered hereby.

No other changes have been made to the Form S-8. This Amendment speaks as of the original filing date of the Form S-8, does not reflect events that may have occurred subsequent to the original filing date and does not modify or update in any way disclosures made in the Form S-8, except as otherwise set forth above.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

4.1	Form of Certificate for Common Stock (incorporated by reference to Exhibit 4.01 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, as filed with the Commission on February 27, 2009).

4.2	Amended and Restated 2009 Equity Compensation Plan (incorporated by reference to Appendix A of the Company’s Annual Proxy Statement on Form Def 14A filed on April 26, 2019).

23.1	Consent of Deloitte & Co. S.A. (filed herewith).

24.1	Powers of Attorney (included on signature page).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Buenos Aires, Argentina, on this 8th day of May, 2020.

MercadoLibre, Inc.
(Registrant)
By:	/s/ Marcos Galperin
Name:	Marcos Galperin
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints Marcos Galperin as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he might or could in person, hereby ratifying and confirming all that such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Marcos Galperin Marcos Galperin	Chief Executive Officer and Director (Principal Executive Officer)	May 8, 2020

/s/ Pedro Arnt Pedro Arnt	Chief Financial Officer (Principal Financial Officer)	May 8, 2020

/s/ Mario Vazquez Mario Vazquez	Director	May 8, 2020

/s/ Susan Segal Susan Segal	Director	May 8, 2020

/s/ Nicolás Aguzin Nicolás Aguzin	Director	May 8, 2020

/s/ Nicolás Galperin Nicolás Galperin	Director	May 8, 2020

/s/ Emiliano Calemzuk Emiliano Calemzuk	Director	May 8, 2020

/s/ Meyer Malka Meyer Malka	Director	May 8, 2020

/s/ Roberto Balls Sallouti Roberto Balls Sallouti	Director	May 8, 2020

EXHIBIT INDEX

4.1	Form of Certificate for Common Stock (incorporated by reference to Exhibit 4.01 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, as filed with the Commission on February 27, 2009).

4.2	Amended and Restated 2009 Equity Compensation Plan (incorporated by reference to Appendix A of the Company’s Annual Proxy Statement on Form Def 14A filed on April 26, 2019).

23.1	Consent of Deloitte & Co. S.A.

24.1	Powers of Attorney (included on signature page).